SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):              December 29, 2000
--------------------------------------------------------------------------------


                           SOS STAFFING SERVICES, INC.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Utah                            0-26094                   87-0295503
         ----                            -------                   ----------
(State or other jurisdiction          (Commission               (IRS Employer ID
 of incorporation)                     File Number)                  Number)


1415 South Main, Salt Lake City, Utah                                      84115
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's Telephone Number, including area code:      (801) 484-4400
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--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets.
                  ------------------------------------

                  On December 29, 2000, pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of the same date by and between Inteliant Corporation ("Inteliant"), SOS Staffing Services, Inc. ("SOS") and Herrick Douglass, Inc. ("HD"), Inteliant, a wholly owned subsidiary of SOS, sold to HD certain assets of Inteliant relating to its consulting division (the "Transaction") for a sales price of $1.0 million cash at closing, and contingent payments totaling up to $3.5 million during the four years following the closing date based on the gross margin results of the newly combined businesses of HD (the "Contingent Payments"). Pursuant to the Purchase Agreement, Inteliant retained approximately $9.0 million in accounts receivable attributable to the consulting division (the "Accounts Receivable"). Additionally, SOS agreed to extend a one year subordinated loan to HD of up to a maximum of $3.5 million to meet the operating needs of the combined businesses, $1.0 million of which was extended to HD at closing.

                  In connection with the Transaction, SOS entered into an amendment (the "Note Purchase Amendment") to the Note Purchase Agreements dated September 1, 1998 (the "Note Purchase Agreements") by and among SOS and certain noteholders (the "Noteholders"), pursuant to which the Noteholders consented to the Transaction and the amendment of certain financial covenants in the Note Purchase Agreements to avoid the breach of such covenants by SOS upon consummation of the Transaction. The modified covenants included a reduction in the minimum Consolidated Net Worth (as defined in the Note Purchase Agreements) requirement of SOS. Also pursuant to the Note Purchase Amendment, SOS will pay the Noteholders 50% of: (i) the Accounts Receivable, (ii) the Contingent Payments and (iii) tax refunds estimated by SOS to total approximately $6.0 million resulting from the $38.5 million loss realized by SOS from the Transaction (the "Tax Refund") as a prepayment under the Note Purchase
Agreements. SOS will make such prepayment within 15 days of the end of each calendar quarter beginning with March 31, 2001 with respect to the Contingent Payments, the Accounts Receivable collected and the Tax Refund received during such calendar quarter.

                  Also in connection with the Transaction, on December 29, 2000 SOS entered into a Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment") with certain lenders (the "Lenders") under its Amended and Restated Credit Agreement dated as of July 27, 1998 (the "Credit Agreement"). Pursuant to the Second Amendment, the Lenders consented to the Transaction and to the amendment of certain financial covenants in the Credit Agreement to avoid the breach of such covenants by SOS upon consummation of the Transaction. The modified covenants included a decrease in the amount of Net Worth (as defined in the Credit Agreement) required of SOS and its consolidated subsidiaries. In addition, SOS will distribute to the Lenders the remaining 50% of the Accounts Receivable, the Contingent Payments and the Tax Refund based on schedules agreed to with the Lenders. The Second Amendment also reduced the Aggregate Commitment (as defined in the Credit Agreement) to $30 million.

                  In the opinion of Inteliant's management, the sales price and all negotiations relating to the Transaction were on an arm's length basis.

                  The foregoing descriptions of the sale and the amendments to the Note Purchase Agreements and the Credit Agreement are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Note Purchase Amendment and the Second Amendment, respectively, which are filed as exhibits hereto.

Item 7. Pro Forma Financial Information and Exhibits

(b)      Pro Forma Financial Information.

         1. Unaudited pro forma condensed consolidated balance sheet as of October 1, 2000.

         2. Unaudited pro forma condensed consolidated statements of operations for the 52 weeks ended January 2, 2000 and the 39 weeks ended October 1, 2000.

(c)      Exhibits.

Exhibit Number    Description
--------------    -----------

          2.1 Asset Purchase Agreement dated as of December 29, 2000 by and between Inteliant Corporation, SOS Staffing Services, Inc. and Herrick Douglass, Inc.

         99.1     Press Release dated January 3, 2001 issued by the Registrant

         99.2 Amendment to Note Purchase Agreement dated January 12, 2001 with effect as of December 22, 2000 between SOS Staffing Services, Inc. and certain entities listed as Purchasers on the signature pages thereto

         99.3 Second Amendment to Amended and Restated Credit Agreement dated as of December 29, 2000 by and among SOS Staffing Services, Inc., certain Lenders, First Security Bank, N.A., as administrative agent, and Bank One, N.A., as documentation agent

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SOS STAFFING SERVICES, INC.


                               By: /s/ Kevin Hardy
                               -------------------
                                 Name: Kevin Hardy
                                Title: Senior Vice President and
                                       Chief Financial Officer

Dated:  January 12, 2001

                           SOS STAFFING SERVICES, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of October 1, 2000 has been prepared to give pro forma effect to the sale of Inteliant Corporation's consulting group ("Consulting Group"), as if it had occurred on October 1, 2000. The following unaudited pro forma condensed consolidated statements of operations for the 52 weeks ended January 2, 2000, and the 39 weeks ended October 1, 2000, have been prepared to give pro forma effect to the Consulting Group sale as if it had occurred on January 4, 1999. The unaudited pro forma financial information does not purport to be indicative of the financial position or results of operations of future periods or indicative of results that would have occurred had the Transaction referred to above been consummated on the dates indicated. The unaudited pro forma adjustments are based on available information and certain assumptions that management of the Company believes are reasonable.

         The unaudited pro forma financial information should be read in conjunction with the Company's consolidated financial statements and the notes thereto set forth in the Company's reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission.

                           SOS STAFFING SERVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF OCTOBER 1, 2000
                            (unaudited, in thousands)

                                     ASSETS

                                                                               Pro Forma
                                                          Historical          Adjustments              Pro Forma
                                                       ------------------  -------------------      -----------------
CURRENT ASSETS
      Cash and cash equivalents                           $       1,552       $          --            $       1,552
      Receivables, net                                           54,479                  --                   54,479
      Notes Receivable                                                                1,000    (1)             1,000
      Prepaid expenses and other                                  1,761                (211)   (1)             1,550
      Deferred income tax asset                                   4,254               3,771    (2)             8,025
      Income tax receivable                                         --                6,000    (2)             6,000
                                                       ------------------  -------------------      -----------------
          Total current assets                                   62,046              10,560                   72,606
                                                       ------------------  -------------------      -----------------

Property and equipment, net                                       7,979              (2,662)   (1)             5,317
Intangible assets, net                                          130,686             (34,602)   (1)            96,084
Other assets                                                      3,444                 (21)   (1)             3,423
                                                       ------------------  -------------------      -----------------

      Total assets                                        $     204,155       $     (26,725)           $     177,430
                                                       ------------------  -------------------      -----------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                                    $       3,503       $          --            $       3,503
      Accrued liabilities                                        19,959                (710)   (1)
                                                                                      2,687    (1)            21,936
      Current portion of debt                                    18,409                  --                   18,409
      Income taxes payable                                          177                (177)   (2)                --
                                                       ------------------  -------------------      -----------------
          Total current liabilities                              42,048               1,800                   43,848
                                                       ------------------  -------------------      -----------------

LONG-TERM LIABILITIES
      Notes payable, less current portion                        35,000                  --                   35,000
      Deferred income tax liability                               3,715                  --                    3,715
      Other liabilities                                           2,016                  --                    2,016
                                                       ------------------  -------------------      -----------------
          Total long-term liabilities                            40,731                  --                   40,731
                                                       ------------------  -------------------      -----------------

SHAREHOLDER'S EQUITY                                            121,376             (28,525)   (3)            92,851
                                                       ------------------  -------------------      -----------------

      Total liabilities and shareholders' equity          $     204,155       $     (26,725)           $     177,430
                                                       ------------------  -------------------      -----------------


                 See accompanying notes to unaudited pro forma
                     condensed consolidated balance sheet.

                           SOS STAFFING SERVICES, INC.
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            (unaudited, in thousands)

(1) Adjustments to eliminate net assets sold in accordance with the Asset Purchase Agreement, and to record the note receivable from the subordinated loan to HD. The net impact on cash is $0 as a result of receiving $1 million and loaning $1 million to HD. Additionally, Inteliant incurred certain costs, such as professional fees and commissions, related to completing the sale of the Consulting Group that were accrued as additional liabilities.

(2) Adjustment to record the tax consequences of the sale transaction as follows:


                 Anticipated book loss on sale                                             $      38,473
                 Permanent basis difference primarily related to nondeductible
                      intangibles for tax purposes                                                (9,213)
                                                                                       ---------------------
                 Adjusted basis for tax purposes                                                  29,260
                                                                                       ---------------------
                 Anticipated tax benefit from sale assuming only a federal
                      jurisdiction benefit of 34%                                          $       9,948
                                                                                       ---------------------


                 Tax benefit from sale is applied as follows:

                       Estimated current income tax receivable as a result of              $       6,177
                          carryback results from prior year's taxes and refunds of
                          estimated payments made during the current fiscal year
                       Current deferred tax asset                                                  3,771
                                                                                       ---------------------
                          Total tax benefit from sale                                      $       9,948
                                                                                       ---------------------

(3) Adjustment to record the loss from the sale of net assets as if the sale had occurred on October 1, 2000 calculated as follows (the actual loss on the Transaction date is expected to be $38.5 million, excluding the tax effect):

                 Notes receivable                                                          $       1,000
                 Anticipated tax benefit from sale                                                 9,948
                 Less:
                       Book value of net assets sold                                             (36,786)
                       Closing costs of the Transaction                                           (2,687)
                                                                                       ---------------------
                 Net decrease in shareholder's equity                                      $     (28,525)
                                                                                       ---------------------

         The above calculation does not consider the effect of any contingent consideration (a maximum of $3.5 million) which will be received under certain circumstances over a four-year period as described in the Purchase Agreement.

                           SOS STAFFING SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE 52 WEEKS ENDED JANUARY 2, 2000
                                   (Unaudited)

                      (in thousands, except per share data)

                                                                                    Pro Forma
                                                               Historical           Adjustment                  Pro Forma
                                                           ----------------------------------------       --------------------
SERVICE REVENUES                                               $       371,054     $       (48,960) (1)       $       322,094
DIRECT COST OF SERVICES                                                285,250             (35,509) (1)               249,741
                                                           ----------------------------------------       --------------------
     Gross profit                                                       85,804             (13,451)                    72,353
                                                           ----------------------------------------       --------------------

OPERATING EXPENSES:
     Selling, general and administrative                                67,758              (9,383) (1)                58,375
     Intangible amortization                                             5,482              (1,466) (1)                 4,016
                                                           ----------------------------------------       --------------------
         Total operating expenses                                       73,240             (10,849)                    62,391
                                                           ----------------------------------------       --------------------

INCOME FROM OPERATIONS                                                  12,564              (2,602)                     9,962
                                                           ----------------------------------------       --------------------

OTHER INCOME (EXPENSE):
     Interest expense                                                   (4,104)                 --                     (4,104)
     Interest income                                                       129                  --                        129
     Other, net                                                             (5)                 (1) (1)                    (6)
                                                           ----------------------------------------       --------------------
         Total, net                                                     (3,980)                 (1)                    (3,981)
                                                           ----------------------------------------       --------------------

INCOME BEFORE INCOME TAXES                                               8,584              (2,603)                     5,981

INCOME TAX PROVISION                                                    (3,233)              1,193  (2)                (2,040)
                                                           ----------------------------------------       --------------------

NET INCOME (3)                                                $          5,351     $        (1,410)          $          3,941
                                                           ----------------------------------------       --------------------

NET INCOME PER COMMON SHARE:
     Basic                                                    $           0.42                               $           0.31
     Diluted                                                              0.42                                           0.31

WEIGHTED AVERAGE COMMON SHARES:
     Basic                                                              12,691                                         12,691
     Diluted                                                            12,699                                         12,699

                  See accompanying notes to unaudited pro forma
                condensed consolidated statements of operations.

                           SOS STAFFING SERVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE 39 WEEKS ENDED OCTOBER 1, 2000
                                   (Unaudited)

                      (in thousands, except per share data)

                                                                                    Pro Forma
                                                               Historical          Adjustment                  Pro Forma
                                                           ----------------------------------------       --------------------
SERVICE REVENUES                                               $       280,464     $       (27,835) (1)       $       252,629
DIRECT COST OF SERVICES                                                215,471             (19,669) (1)               195,802
                                                           ----------------------------------------       --------------------
     Gross profit                                                       64,993              (8,166)                    56,827
                                                           ----------------------------------------       --------------------

OPERATING EXPENSES:
     Selling, general and administrative                                55,114              (9,006) (1)                46,108
     Intangible amortization                                             4,257              (1,064) (1)                 3,193
                                                           ----------------------------------------       --------------------
         Total operating expenses                                       59,371             (10,070)                    49,301
                                                           ----------------------------------------       --------------------

INCOME FROM OPERATIONS                                                   5,622               1,904                      7,526
                                                           ----------------------------------------       --------------------

OTHER INCOME (EXPENSE):
     Interest expense                                                   (3,195)                 --                     (3,195)
     Interest income                                                       133                  --                        133
     Other, net                                                           (100)                 38  (1)                   (62)
                                                           ----------------------------------------       --------------------
         Total, net                                                     (3,162)                 38                     (3,124)
                                                           ----------------------------------------       --------------------

INCOME BEFORE INCOME TAXES                                               2,460               1,942                      4,402

INCOME TAX PROVISION                                                    (1,170)               (662) (2)                (1,832)
                                                           ----------------------------------------       --------------------

NET INCOME (3)                                                $          1,290     $         1,280           $          2,570
                                                           ----------------------------------------       --------------------

NET INCOME PER COMMON SHARE:
     Basic                                                    $           0.10                               $           0.20
     Diluted                                                              0.10                                           0.20

WEIGHTED AVERAGE COMMON SHARES:
     Basic                                                              12,691                                         12,691
     Diluted                                                            12,698                                         12,698

                  See accompanying notes to unaudited pro forma
                condensed consolidated statements of operations.

                           SOS STAFFING SERVICES, INC.
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(1) Adjustments to eliminate sales and expenses related to Inteliant's Consulting Group. All overhead included in the expenses eliminated were those expenses incurred only for the benefit of the Consulting Group's operations. In addition, the Company expects to realize a reduction of interest expense in the future as proceeds from the collection of Accounts Receivable, Contingent Payments and the Tax Refund are received and the debt is repaid.

(2) Adjustment to reflect the tax effect of amounts eliminated in (1). The tax effect considers the effect of a reduction of nondeductible amortization and other permanent differences associated with the assets sold.

(3) The pro forma consolidated net income does not reflect the loss from the sale of the Consulting Group. The total estimated loss will be approximately $38.5 million which will be recorded in the fiscal year 2000 statement of operations.

                                                 EXHIBIT INDEX

Exhibit Number                 Description
--------------                 -----------

         2.1                   Asset Purchase Agreement dated as of December 29, 2000 by and between
                               Inteliant Corporation, SOS Staffing Services, Inc. and Herrick Douglass,
                               Inc.
        99.1                   Press Release dated January 3, 2001 issued by the registrant
        99.2                   Amendment to Note Purchase Agreement dated January 12, 2001 with effect as of December 22, 2000, between SOS Staffing Services, Inc. and certain entities listed as Purchasers on the signature pages thereto
        99.3                   Second Amendment to Amended and Restated Credit Agreement dated as of
                               December 29, 2000 by and among SOS Staffing Services, Inc., certain
                               Lenders, First Security Bank, N.A., as administrative agent, and Bank
                               One, N.A., as documentation agent



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